Exhibit 10.5

FORM OF EQUITY CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of the      day of                     , 2010 by and between the undersigned party ( “Contributor”) and Richmond Honan Medical Properties LP, a Delaware limited partnership (the “Acquirer”).

RECITALS

A. Contributor is the record and beneficial owner of equity interests (the “Contributed Assets”) in             , a             (the “Company”) and the Company is the direct or indirect owner of              (the “Property”). Contributor desires to contribute the Contributed Assets to the Acquirer, and the Acquirer desires to acquire the Contributed Assets from Contributor, on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1 Contribution of Contributed Assets. Contributor agrees to contribute and transfer the Contributed Assets to the Acquirer, and the Acquirer agrees to accept transfer of the Contributed Assets pursuant to the terms and subject to the conditions set forth in this Agreement. Except as set forth on Schedule     , the Contributed Assets shall be transferred to the Acquirer free and clear of all liens, encumbrances, security interests, voting agreements, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

1.2 Consideration.

(a) The total consideration (the “Consideration”) for which Contributor agrees to contribute and assign the Contributed Assets to the Acquirer, and which the Acquirer agrees to pay, issue or deliver to Contributor, subject to the terms of this Agreement, at Closing (as defined below) shall be as follows:

(i) subject to clause (ii) hereof, cash, without interest, in an amount equal to the product of (a) $             less the Debt Amount and plus or minus adjustments arising from the Prorations, with the total thereof, divided by $15.00 (the “Unit Value”), (b) Contributor’s Percentage Interest and (c) the IPO Price;

(ii) if Contributor timely submitted (as determined by the Acquiror) (x) the properly completed Consideration Election and Consent Form (“Election Form”) accompanying that certain Confidential Solicitation of Consents and Private Placement

Memorandum (the “PPM”) related to the transactions contemplated hereby and elected all or part of such Contributor’s share of the consideration payable hereunder in the form of limited partnership interests in the Acquiror (“OP Units”) together with (y) an executed Investor Questionnaire representing and warranting to the Acquiror that such Contributor is an “accredited investor” as defined in the Investor Questionnaire and (z) any other documentation required by the Acquiror for the receipt of OP Units, including, but not limited to, a signature page to the Partnership Agreement (as hereinafter defined), Contributor shall receive a number of OP Units determined by multiplying (a) the Unit Value, (b) Contributor’s Percentage Interest and (c) the percentage of such Contributor’s share of the Consideration payable hereunder that such Contributor has elected to receive in Units as set forth in the duly executed Election Form (the “Unit Election Percentage”). The Consideration payable in Units is in lieu of, and not in addition to, the Consideration payable in cash. In the event a Contributor is entitled to receive OP Units in accordance with the terms of this clause (ii), such Contributor’s cash Consideration payable in accordance with clause (i) above shall be reduced by a percentage equal to 100% less the Unit Election Percentage. No fractional OP Units will be issued and OP Units will be rounded to the nearest whole number.

(iii) the Consideration payable to any Contributor, whether in cash or in OP Units, may be reduced by the amount the Acquiror reasonably determines must be withheld for tax purposes.

(iv) the rights and obligations of holders of the OP Units as of the Closing will be as set forth in the Amended and Restated Agreement of Limited Partnership of the Acquiror (the “Partnership Agreement”).

For purposes hereof, the following terms have the following meanings:

“Contributor’s Percentage Interest” means the percentage set forth opposite Contributor’s name on Exhibit A hereto, which reflects the Contributor’s percentage interest in the Company pursuant to and in accordance with the applicable governing documents of the Company.

“Debt Amount” means the amount of the indebtedness associated with the loans set forth on Schedule     .

“IPO” means the underwritten initial public offering of the REIT.

“IPO Price” means the initial public offering price per share of common stock of the REIT in the IPO.

“Prorations” means those prorations and adjustments that are customarily applied to closings of commercial real estate transactions, which amounts shall be calculated as of midnight of the day immediately preceding the Closing Date and shall include:

(A)

Taxes. Real estate and personal property taxes and special assessments, if any. The Acquiror and Contributor hereby acknowledge and agree that the Company shall pay or cause to be paid all real estate and personal property taxes and special assessments attributable to the Property to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments for the Property has not been set for the year in which the Closing occurs, then the proration of such taxes for such Property shall be based upon the rate and assessments for the preceding tax year multiplied by 1.05;

(B)	Utilities. The Acquiror and Contributor hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other expenses relating to the Property that are obligations of the Company and its Affiliates, respectively, and which are allocable to the period prior to the Closing Date shall be determined and paid, or caused to be paid, by the Company before Closing, if possible, or if such is not determinable before Closing, then the Parties shall utilize the amounts determinable in a reasonable prior period multiplied by 1.05; and

(C)	Rents. All rents, including, without limitation, base rents, operating expense payments or common area maintenance charges and all other forms of additional rents, payable under the leases of the Property and all other income from the Property shall be prorated at the Closing.

(b) Any certificates evidencing the OP Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and (ii) that the Partnership Agreement will restrict the transfer of the OP Units. Contributor acknowledges and agrees that once Closing occurs, Contributor shall no longer be an equity holder of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company.

1.3 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” purchase,” and “pay,” the parties hereto acknowledge and agree that with respect to any portion of the Consideration that is payable in OP Units it is their intent that such transaction contemplated hereby shall be treated for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), as the contribution of the Contributed Assets by Contributor to the Acquirer, in exchange for the OP Units, and any payments made by Acquirer pursuant to Section 1.2, and not as a transaction in which Contributor is acting other than in its capacity as a prospective partner in the Acquirer.

ARTICLE II

REPRESENTATIONS AND COVENANTS

2.1 Representations by Acquirer. The Acquirer hereby represents and warrants unto Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

(a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the

Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquirer or (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

(d) OP Units Validly Issued. The OP Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”). For purposes of allocating items of income, gain, loss and deduction with respect to the Property and/or the Contributed Assets in the manner required by Section 704(c) of the Code, the Acquirer shall employ, and shall cause any entity controlled by the Acquirer which holds title to the Property or the Contributed Assets to employ, the “traditional method” (without curative allocations) as set forth in Treasury Regulation section 1.704-3(b)(1).

2.2 Representations by Contributor. Contributor hereby represents and warrants unto the Acquirer that each and every one of the following statements is true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) Organization and Power. Contributor, if an entity or trust, is duly incorporated, formed or organized, validly existing, and in good standing under the laws of its state of incorporation, formation or organization. Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor’s members, stockholders, managers, board of directors, trustees or of any other individuals or entities, as applicable, in order to constitute this Agreement as a binding and enforceable obligation of Contributor.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of,

or default under, or result in the acceleration of, any obligation under any charter, bylaws, limited liability company agreement, partnership agreement, declaration of trust, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Contributed Assets.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of Contributor, (C) could materially and adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Contributed Assets, any part thereof, or any interest therein, or (E) could adversely affect the Contributed Assets, any part thereof, or any interest therein.

(d) Good Title. (A) Contributor is the sole owner of the Contributed Assets, (B) Contributor has good and marketable title to the Contributed Assets, (C) except as set forth on Schedule      the Contributed Assets are free and clear of all liens, encumbrances, pledges, and security interests whatsoever, and (D) Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the voting or disposition of the Contributed Assets that could adversely affect Contributor’s ability to perform its obligations hereunder or Acquiror’s rights to the Contributed Assets following the Closing.

(e) No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement or the transactions contemplated hereby by Contributor has been obtained or will be obtained on or before the Closing Date.

(f) Operation of Contributed Assets. Except as otherwise permitted hereby, from the date hereof until the Closing Date, Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Assets, the Property, or the Acquirer’s ownership thereof after the Closing Date or (2) cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

(g) Governing Documents. The Limited Partnership Agreement or Limited Liability Company Agreement of the Company, as applicable, dated as of                     ,              (the “Governing Agreement”), a correct and accurate copy of which has been delivered to Acquiror, is in force and effect as of the date hereof, and has not been modified or amended. Contributor has performed all of its obligations under the Governing Agreement.

(h) Securities Law Matters. (A) In engaging in this transaction, including, if applicable, acquiring Units, neither Contributor nor any equity holder thereof is relying upon any representations made to it by the Acquirer, or any of its partners, officers, employees, or agents that are not contained herein. Contributor is aware of the risks involved in investing in the OP Units and in the securities issuable upon redemption of such OP Units. Contributor has received and reviewed the PPM and related materials, including the Partnership Agreement has had an opportunity to ask questions of, and to receive answers from, the Acquirer and Richmond Honan Medical Properties Inc. (the “REIT”) or a person or persons authorized to act on their behalf, concerning the terms and conditions of an investment in the OP Units and the financial condition, affairs, and business of the Acquirer and the REIT. Contributor confirms that all documents, records, and information pertaining to its investment in OP Units that have been requested by Contributor, have been made available or delivered to Contributor prior to the date hereof.

(B) Contributor and each equity holder thereof understands that the OP Units have not been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The OP Units issuable to Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale.

(i) Accredited Investors. Contributor is, to the extent it is electing OP Units as consideration, an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act.

(j) Tax Matters. Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Contributed Assets to the Acquirer and, the receipt of OP Units or cash as consideration therefor, (ii) its admission as a limited partner of the Acquirer, if applicable and (iii) any other transaction contemplated by this Agreement. Contributor further represents and warrants that it has not relied on the Acquirer or the Acquirer’s representatives or counsel for such tax advice.

(k) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to Contributor. As used herein, “Act of Bankruptcy” shall mean if a party hereto or any equity holder, manager, or director thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

(l) Brokerage Commission. Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

2.3 Satisfaction of Conditions. Contributor hereby covenants that Contributor shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions to Closing set forth herein, and (B) cooperate and assist in the Acquirer’s efforts to satisfy all of the conditions set forth herein; and the Acquirer shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquirer in writing.

2.4 Consent to Transfers. Contributor hereby consents to the transfer of, and waives any rights of first refusal or similar rights it may have with respect to, any equity ownership in the Company being contributed or transferred to Acquiror pursuant to a separate agreement.

ARTICLE III

CONDITIONS PRECEDENT TO THE CLOSING

3.1 Conditions to Acquirer’s Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer’s obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquirer’s obligations under this Agreement.

(a) IPO. The IPO, in such form and substance as the REIT, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or occur simultaneously with the Closing).

(b) Representations and Warranties. The representations and warranties made by Contributor pursuant to this Agreement shall be true and correct in all material respects as of the Closing as though such representations and warranties were made at the Closing.

(c) Performance. Contributor shall have performed and complied in all material respects with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing, including provision of each of the closing deliverables set forth in Section 4.2 hereof.

(d) Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(e) Consents and Approvals. All necessary approvals and consents of governmental and private parties (including, without limitation, all ground lessors, tenants, other parties to service contracts, lenders and ratings agencies) to effect the transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained.

(f) Reliance on Regulation D. If Contributor has elected to receive OP Units, the Acquirer shall, based on the advice of its counsel and the representations made by Contributor in Contributor’s Investor Questionnaire, be reasonably satisfied that the issuance of OP Units to Contributor may be made without registration under the Securities Act in reliance on Regulation D under the Securities Act.

(g) Certification of Non-Foreign Status. Contributor shall complete and provide to the Acquirer a certificate of non-foreign status substantially in the form provided in the Consent and Election documents accompanying the PPM.

3.2 Conditions to Contributor’s Obligations. In addition to any other conditions set forth in this Agreement, Contributor’s obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to Contributor’s obligations under this Agreement.

(a) Representations and Warranties. The representations and warranties made by the Acquirer pursuant to this Agreement shall be true and correct in all material respects as of the Closing as though such representations and warranties were made at the Closing.

(b) Performance. The Acquirer shall have performed and complied in all material respects with all agreements and covenants that they each are required to perform or comply with pursuant to this Agreement prior to the Closing, including provision of each of the closing deliverables set forth in Section 4.3 hereof.

(c) Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

ARTICLE IV

CLOSING AND CLOSING DOCUMENTS

4.1 Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP in Atlanta, Georgia, or such other place as is mutually agreeable to the parties, promptly following satisfaction of the conditions to Closing set forth herein (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, either party may terminate this Agreement if Closing does not occur prior to March 31, 2011; provided, however, termination shall not relieve any party from a breach occurring prior to that date.

4.2 Contributor’s Deliveries. At the Closing, Contributor shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by Contributor:

(a) Assignment of Contributed Assets. Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto.

(b) Execution of Partnership Agreement. If Contributor has elected to receive OP Units, signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit C) duly executed by Contributor, as limited partner.

(c) FIRPTA Certificate. An affidavit from Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

(d) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby.

4.3 Fees and Expenses; Closing Costs. The Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that Contributor shall pay its own attorneys’ and consultants’ fees and expenses.

4.4 Default Remedies. If Contributor defaults in performing any of Contributor’s obligations under this Agreement, the Acquirer shall have all rights and remedies available to it at law or in equity resulting from Contributor’s default, including without limitation, the right to seek specific performance of this Agreement and Contributor’s obligation to convey the Contributed Assets to the Acquirer hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

Acquirer:

c/o Richmond Honan Medical Properties LP

975 Johnson Ferry Road, Suite 450

Sandy Springs, Georgia 30342

Attention: Kent Ohlsen, Esq.

Fax No.: 404-255-6300

with a copy to (which shall not constitute notice):

c/o Hunton & Williams LLP

Bank of America Plaza

600 Peachtree Street, N.E.

Atlanta, Georgia, 30308

Attention: Ronald J. Lieberman

Fax No.: 404-888-4190

Contributor:

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

5.2 Entire Agreement. This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

5.6 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

5.7 Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

5.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.9 Waiver Of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

5.10 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the      day of                     , 2010.

CONTRIBUTOR:

, a

By:

Name:
Title:

ACQUIRER:

RICHMOND HONAN MEDICAL PROPERTIES LP, a Delaware limited partnership

By:	Richmond Honan Medical Properties Inc., its general partner

By:

Name:
Title: